Exhibit 21

LIST OF ALBEMARLE CORPORATION SIGNIFICANT SUBSIDIARIES

NAME	DOMICILE

Albemarle Agricultural Chemicals LLC	Delaware

Albemarle Agricultural Holdings LLC	Virginia

Albemarle Asano Corporation	Japan

Albemarle Asia Pacific Company	Virginia

Albemarle Asia Pacific Company LLC	Virginia

Albemarle Chemicals SAS	France

Albemarle Chemicals (Shanghai) Co., Ltd.	China

Albemarle Chimie SAS	France

Albemarle China Corporation	Virginia

Albemarle Deutschland GmbH	Germany

Albemarle Europe SPRL	Belgium

Albemarle Fine Chemical Holding LLC	Virginia

Albemarle Foreign Sales Corporation	U. S. Virgin Islands

Albemarle France SAS	France

Albemarle Holdings Company Limited	Turks and Caicos Islands

Albemarle International Corporation	Virginia

Albemarle International Company LLC	Virginia

Albemarle Marketing Company Limited	Turks and Caicos Islands

Albemarle Overseas Development Corporation	Virginia

Albemarle Overseas Development Company LLC	Virginia

Albemarle PPC SAS	France

Albemarle Pharmaceuticals Company Limited	Turks and Caicos Islands

Albemarle Poultry Sciences LLC	Delaware

Albemarle Services Company Limited	Turks and Caicos Islands

NAME	DOMICILE

Albemarle TCI Limited	Turks and Caicos Islands

Albemarle U.K. Holdings, Inc.	Virginia

Albemarle UK Limited	England

Albemarle Ventures Company Limited	Turks and Caicos Islands

Albemarle Virginia Corporation	Virginia

Albemarle Virginia, L.P.	Virginia

ANY, Inc.	New York

Breitenau Holding GmbH	Germany

Grundstucksgemeinschaft Bergheim GbR	Germany

Marble (One) SAS	France

Marble (Two) SAS	France

Martinswerk GmbH	Germany

STANNICA LLC (60% owned)	Delaware